Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION ANNOUNCES PRELIMINARY FOURTH QUARTER AND FISCAL 2009 FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

CIRCLE PINES, MN, September 10, 2009 — Northern Technologies International Corporation (NASDAQ: NTIC), a developer and marketer of proprietary environmentally beneficial products and technical services, has provided preliminary fourth quarter and full year fiscal 2009 financial results and business highlights.

G. Patrick Lynch, President and Chief Executive Officer of Northern Technologies International said, “NTIC continues to transition and expand our business by focusing its efforts on developing markets for our new technologies.  Although we expect to experience decreased sales and earnings during fiscal 2009 primarily as a consequence of the global economic recession, the cost savings initiatives we implemented in January 2009 should place us in a solid position to benefit from the anticipated worldwide economic recovery and an anticipated increase in activity in our new emerging businesses.”

He continued, “The oil and gas industry is coming to appreciate the full potential of our Zerust® Oil & Gas corrosion protection technologies.  During fiscal 2009, we secured both commercial as well as research and development contracts with Petróleo Brasileiro S.A. — “Petrobras” (NYSE: PBR) in Brazil, and have either commenced or established plans for trial projects with several other oil and gas companies.

He added, “We also continue to make progress with our Natur-Tec® bio-plastic products as we entered into several distributor and independent manufacturer’s representative arrangements and received modest initial orders from a few large companies over the past several months.   Finally, we are pleased to announce that our Polymer Energy, LLC joint venture has shipped a third Polymer Energy™ machine to the Hua Hin Municipality in Thailand.  The need to address the growing worldwide plastic waste pollution problem is dramatically increasing the interest in this technology.  All of these developments provide us with guarded optimism for fiscal 2010.”

Some business highlights for fiscal 2009 and most recently fourth quarter include:

•      NTIC secured initial commercial and R&D contracts and/or field trials with many new clients including Petróleo Brasileiro S.A., for Zerust® Oil & Gas;

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•      NTIC signed 14 new distributors and independent manufacturer’s representatives and secured initial orders from several new customers for its Natur-Tec® bio-plastics business.  These developments are particularly encouraging following several initial setbacks that NTIC believes were influenced primarily by the effects of the economic recession;

•      NTIC’s Polymer Energy, LLC joint venture shipped the third commercial Polymer Energy™ machine from its plant in Chennai, India to Thailand during fourth quarter. These machines, which sell for approximately US $1.5 million to $1.8 million each, convert plastic waste into a mixture of diesel, gasoline and mid-distillates. Installation and commissioning of this machine is scheduled to be completed by the end of October 2009;

•      NTIC continued to benefit from the cost reduction measures instituted during its second quarter of fiscal 2009, which resulted in an approximate 30 percent reduction in overall operating expenses and joint venture support expenses as compared to first quarter of fiscal 2009;

•      Recent strength in NTIC’s core Zerust® rust and corrosion inhibiting products provide management with some confidence that a possible broader economic recovery is gaining some momentum.

For the fourth quarter ended August 31, 2009, NTIC expects its net sales from its North American operations to range between $1.6 million and $1.9 million and to incur a net loss of between $(450,000) to $(825,000), or between $(0.12) and $(0.22) per share. This compares with current analyst estimates of $1.7 million in net sales and a net loss of $(600,000), or $(0.15) per share, and last year’s fourth quarter of fiscal 2009 net sales of $3.2 million, and net income of $448,000, or $0.11 per diluted share.  NTIC expects to report working capital of approximately $4.6 million at August 31, 2009, including approximately $395,000 in cash and cash equivalents.  As of August 31, 2009, NTIC had approximately $1.1 million of borrowings under its $2.3 million demand line of credit.

Matthew C. Wolsfeld, Chief Financial Officer of NTIC said, “While we expect our fourth quarter operating results to be on par with our third quarter fiscal 2009 results, we have made significant progress in our oil and gas business and other emerging businesses during fiscal 2009 and believe we will begin to realize the potential of such businesses as well as continue to benefit from the cost reduction measures we recently instituted into fiscal 2010 and beyond.”

Mr. Lynch concluded, “Not only do we enter fiscal 2010 with a more optimistic outlook, we are also proud that our expanding technological base is expected to make a growing beneficial impact on the global environment. As the economy continues to stabilize in the coming months we anticipate our growth will accelerate in fiscal 2011 and beyond.”

Because NTIC does not yet have financial results from its 29 corporate joint ventures, it is unable to provide additional details of its financial expectations at this time. The company expects to report its audited fourth quarter and full year fiscal 2009 results by mid-November, and does not intend to provide preliminary quarterly guidance going forward.

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About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 50 countries to the automotive, electronics, electrical, mechanical, military and retail consumer markets.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® and EXCOR® rust and corrosion inhibiting products and services for over 30 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements.  Most recently, NTIC has begun to partner with major oil and gas companies to sell NTIC’s corrosion inhibiting technology to the oil and gas industry.  In addition, NTIC markets a new product line of compounds and finished products based on a portfolio of proprietary bio-plastic technologies under the Natur- Tec® brand.  NTIC also markets and sells plastic waste to fuel conversion technology through its joint venture, Polymer Energy, LLC.

The NTIC logo, Zerust®, EXCOR®, Natur-Tec® and Polymer Energy™ are trademarks of Northern Technologies International Corporation, its subsidiaries and/or joint ventures, registered in the U.S. and other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about NTIC’s preliminary financial results for the fourth quarter of fiscal 2009 and fiscal 2009; future market demand for and sales of NTIC’s products and services; the level of activity and future success of NTIC’s other emerging new businesses, including its Natur-Tec® bio-plastic products, its process technology that converts plastic waste into fuel and the application of its corrosion inhibiting technology into the oil and gas industry; the effect of NTIC’s recent cost control measures; the anticipated timing for an economic recovery and such other statements which can be identified by words such as “expect,” “anticipate,” “estimate,” “will,” “would,” “should,” “potential,” “outlook” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the current worldwide economic recession, and its effect in particular on the U.S. automotive industry; the size and level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s emerging new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.